                                                                    Exhibit 2.3
===============================================================================







                               SECOND AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

                                  by and among

                        EDS INFORMATION SERVICES L.L.C.,

                                     Buyer,

                      ELECTRONIC DATA SYSTEMS CORPORATION,
                                  Buyer Parent,


                                   SABRE INC.,
                                     Seller,

                                       and

                           SABRE HOLDINGS CORPORATION,
                                  Seller Parent

                               Dated July 2, 2001







===============================================================================

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "SECOND AMENDMENT") is made and entered into on July 2, 2001, effective as of 12:01 a.m. Central Time on July 1, 2001 and immediately after the First Amendment to Asset Purchase Agreement of even date herewith (the "FIRST AMENDMENT"), by and among EDS INFORMATION SERVICES L.L.C., a Delaware limited liability company (the "BUYER"), ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation (the "BUYER PARENT"), SABRE INC., a Delaware corporation ("SABRE" or the "SELLER"), and SABRE HOLDINGS CORPORATION, a Delaware corporation (the "SELLER PARENT").

         WHEREAS, Buyer, Buyer Parent, Seller and Seller Parent are parties to an Asset Purchase Agreement, dated as of March 14, 2001 (the "ORIGINAL AGREEMENT"), as amended by the First Amendment;

         WHEREAS, this Second Amendment shall be effective immediately after the effectiveness of the First Amendment;

         WHEREAS, the parties hereto desire to amend certain portions of the Original Agreement, as amended by the First Amendment, as set forth in this Second Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration described herein, the Buyer, the Buyer Parent, the Seller and the Seller Parent agree as follows:

                                    ARTICLE I

         The terms and provisions of the Original Agreement and First Amendment shall continue in full force and effect unless expressly amended by this Second Amendment.

                                   ARTICLE II

         The amendments to the Agreement are as follows:

A.       PURCHASE PRICE

         1. Sections 3.1(a) and (b) of the Agreement are hereby deleted in their entirety and replaced with the following:

         "(a)    The aggregate purchase price for the Transferred Assets
         shall be (i) $660,772,000 in cash payable at the Closing (the "CLOSING CASH PAYMENT"), (ii) subject to the conditions in Section 3.2, deferred premium payments of up to $25,000,000 in the aggregate, calculated and payable in accordance with Section 3.2, and (iii) the assumption by the Buyer and the Buying Subsidiaries of the Assumed Liabilities (collectively, the "PURCHASE PRICE"). Interest shall accrue on the Closing Cash Payment commencing at the Effective Time until the Closing Date at an annual rate of 3.75%. All accrued interest shall be paid at Closing in the same manner as the Closing Cash Payment. Portions of the Closing Cash Payment shall be paid in currencies other than U.S. dollars, as set forth in Section 3.1(a) of the Seller Disclosure Schedule at the foreign exchange rates set forth therein (the "FOREIGN CURRENCY PAYMENTS"), and the amount of the Closing Cash Payment required to be paid in U.S. dollars shall equal $651,236,316.

         (b) On the Closing Date, except for the Foreign Currency Payments, the Buyer Parent will deliver or cause to be delivered on behalf of the Buyer and the Buying Subsidiaries the Closing Cash Payment to the Seller by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated by the Seller to the Buyer Parent prior to the Closing. On the Closing Date, Buyer Parent (or, if required by applicable local Law, the Buyer or the applicable Buying Subsidiary) will deliver or cause to be delivered on behalf of the Buyer and the Buying Subsidiaries the Foreign Currency Payments to the Seller (or, if required by applicable local Law, the applicable Selling Subsidiary) by wire transfer of immediately available funds (in the applicable local currency) to such bank account or accounts as shall be designated by the Seller (or the applicable Selling Subsidiary, as the case may be) to the Buyer Parent (or the Buyer or the applicable Buying Subsidiary, as the case may be) prior to the Closing."

         2. Sections 3.4(a) and (b) of the Agreement are hereby deleted in their entirety and replaced with the following:

         "(a)    The Purchase Price shall initially be allocated among the
         Transferred Assets in the manner set forth in Exhibit 3.4 (the "INITIAL AGREED ALLOCATION"), and the allocation of the Purchase Price among the Bills of Sale to the Buyer and the appropriate Buying Subsidiaries designated by the Buyer, and the determination of the amount of Transfer Taxes required to be paid pursuant to
         Section 3.3(a) by the Buyer Parent to the Seller prior to Closing, shall be in accordance with the Initial Agreed Allocation. In the event that the Buyer or the Buyer Parent obtains an appraisal of any of the Transferred Assets that is inconsistent with the Initial Agreed Allocation and furnishes the Seller with a copy of such appraisal and any supporting documentation within 90 days of the Closing Date, the Buyer Parent and the Seller shall use reasonable efforts to reach agreement within 120 days of the Closing Date on an allocation among the Transferred Assets for tax purposes which is not inconsistent with such appraisal. If the Buyer and the Buyer Parent do not obtain an appraisal of any of the Transferred Assets that is inconsistent with the Initial Agreed Allocation, or do not furnish the Seller with a copy of such an appraisal and any supporting documentation, within 90 days of the Closing Date, the Initial Agreed Allocation shall be the "Final Agreed Allocation." If the parties reach agreement within 120 days of the Closing Date as to the allocation of the Purchase Price among the Transferred Assets for tax purposes which is not inconsistent with such appraisal, such agreed allocation shall become the "Final Agreed Allocation".

         (b) The Seller and the Buyer agree that they will adopt and utilize the Final Agreed Allocation for all tax purposes, including in preparation of all income tax returns (including IRS Form 8594 and any supplements thereto); franchise tax returns, or Tax Returns with respect to Transfer Taxes filed by them and that they will not voluntarily take any tax position inconsistent therewith, or on any such income tax returns, franchise tax returns, or Tax Return with respect to Transfer Taxes or in any legal or administrative proceeding or otherwise; provided, however, that the Seller will not be required to amend any Tax Return with respect to Transfer Taxes based on the Initial Agreed Allocation filed by the Seller prior to agreement on an allocation other than the Initial Agreed Allocation or to file Tax Returns with respect to Transfer Taxes subsequent to such agreement that are inconsistent with any Tax Return with respect to Transfer Taxes filed by the Seller based on the Initial Agreed Allocation prior to agreement on an allocation other than the Initial Agreed Allocation. Neither the Buyer nor the Seller will assert that the Final Agreed Allocation were not separately bargained for at arm's-length and in good faith. Notwithstanding the foregoing, if the Buyer or the Buyer Parent obtains an appraisal of any of the Transferred Assets that is inconsistent with the Initial Agreed Allocation and furnishes the Seller with a copy of such appraisal and any supporting documentation within 90 days of the Closing Date and the Buyer Parent and the Seller are unable to reach agreement within 120 days of the Closing Date on an allocation among the Transferred Assets for tax purposes which is not inconsistent with such appraisal, each party shall be entitled to unilaterally adopt its own positions regarding the allocation of the Purchase Price among the Transferred Assets. In any event, each party hereto agrees to prepare and timely file all applicable Internal Revenue Service and applicable State tax forms (including IRS Form 8594 and any required supplements thereto), to cooperate (subject to the preceding sentence) with the other party in the preparation of such forms, and to furnish the other party with a copy of such forms prepared in draft, within a reasonable period before the filing due date thereof. The Buyer and the Seller recognize that the Purchase Price does not include buyer's acquisition expenses and that the Buyer will allocate such expenses appropriately."

         3. Exhibit 3.4 attached to this Second Amendment is hereby added as Exhibit 3.4 to the Agreement.

B.       ALIGNMENT OF INTERESTS AGREEMENT MATTERS

         1. The first sentence of Section 3.2(a) of the Agreement is hereby amended by deleting ", (y) the Seller has paid in full to the Buyer the portion of the "Make Whole Payment" (as defined in the Alignment of Interests Agreement) required to be paid pursuant to the Alignment of Interests Agreement (including, if applicable, the entire Make Whole Payment) or (z)" and replacing it with "or (y)".

         2. The first sentence of Section 3.2(b) of the Agreement is hereby amended by deleting ", (y) the Seller has paid in full to the Buyer the portion of the Make Whole Payment required to be paid pursuant to the Alignment of Interests Agreement (including, if applicable, the entire Make Whole Payment) or (z)" and replacing it with "or (y)".

         3. The second sentence of Section 3.2(d) of the Agreement is hereby amended by deleting ", the Seller and the Seller Parent have no further obligations under Article II of the Alignment of Interests Agreement,".

         4. Section 3.2(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "Notwithstanding any other provision of this Agreement or the Contingent Note, to the extent that the First Deferred Premium Payment Amount and/or the Second Deferred Premium Payment Amount shall have been determined prior to the date upon which the Fixed Amount is due under the Contingent Note, such determined amount(s) shall be set off against the Fixed Amount under the Contingent Note."

         5. Section 11.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "No indemnification shall be required to be made by the Seller or the Seller Parent under Section 11.2(a)(i) unless the aggregate amount of Damages indemnified against under such Section exceeds $4,000,000 in the aggregate and indemnification shall be made by the Seller and/or the Seller Parent only to the extent of such excess over $4,000,000. In no event will the aggregate liability of the Seller and the Seller Parent for indemnification under Sections 11.2(a)(i), 11.2(a)(ii) and 11.2(a)(vi) exceed $200,000,000."

C.       TAX MATTERS

         1. The portion of Section 3.3(a) of the Agreement preceding Subsection 3.3(a)(i) is hereby deleted in its entirety and replaced with the following:

         "(a)    Responsibility for all sales taxes, use taxes, gross
         receipts taxes, value added taxes, goods and services taxes, provincial sales taxes, excise taxes, real estate transfer taxes, recordation taxes, documentary taxes, stamp taxes, and other similar taxes, charges, fees, levies, or other assessments (including any interest, penalties or additional amounts attributable thereto imposed by any United States federal, state, local or foreign governmental authority) arising from or in connection with the transfers by the Seller and the Selling Subsidiaries of the Transferred Assets (including Deferred Transferred Assets) and the Transferred Business to the Buyer, the Buying Subsidiaries and their assignees pursuant to this Agreement and the other Transaction Documents ("TRANSFER TAXES") shall be as follows:"

D.       EFFECTIVE TIME

         1. The lead-in paragraph of Section 1.1 of the Agreement is hereby amended by adding the phrase ", but effective as of the Effective Time (as defined in Section 13.10)" immediately after "(as defined in Section 4.1)".

         2.      Each reference to "12:01 a.m. Central Time on the Closing
Date" or "12:01 a.m. on the Closing Date" in the Agreement is hereby deleted and replaced with "the Effective Time".

         3. The lead-in paragraph of Section 2.1 of the Agreement is hereby amended by adding the phrase ", but effective as of the Effective Time" immediately after "Upon the terms and subject to the conditions of this Agreement, at the Closing".

         4. Each reference to "on or after the Closing Date" in Section 2.2(b) and Section 3.3(d)(i) are hereby deleted and replaced with "at or after the Effective Time".

         5.      Each reference to "Closing Date" in Sections 2.2(e) and (f),
Section 3.2(c)(i), Section 3.3(d)(ii), and in the first sentence of Section 7.8(c) of the Agreement is hereby deleted and replaced with "Effective Time".

         6. Each reference to "Closing" in Section 2.2(d) and the last sentence of Section 7.19 of the Agreement is hereby deleted and replaced with "Effective Time".

E.       CLOSING DELIVERIES AND EXHIBITS

         1. Exhibit 3.1(c)(i) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 3.1(c)(i) attached to this Second Amendment.

         2. The forms of Lease Assignments relating to the San Jose property and the Alliance property included in Exhibit 4.2(a)(iii) to the Original Agreement are hereby deleted. The forms of Lease Assignments relating to the Tampa property, the Paris apartments and the Alliance property included in Exhibit 4.2(a)(iii) attached to this Second Amendment are hereby included in
Exhibit 4.2(a)(iii) of the Agreement.

         3. Exhibit 4.2(a)(ix) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 4.2(a)(ix) attached to this Second Amendment.

         4. Section 4.2(a)(xi) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "(xi)   a subcontracting agreement substantially in the form of
         Exhibit 4.2(a)(xi) (together with appropriate schedules and exhibits, the "SUBCONTRACTING AGREEMENT");"

         5. Exhibit 4.2(a)(xi) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 4.2(a)(xi) attached to this Second Amendment.

         6. Exhibit 4.2(a)(xiii) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 4.2(a)(xiii) attached to this Second Amendment.

         7. Exhibit 4.2(a)(xv) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 4.2(a)(xv) attached to this Second Amendment.

         8. Exhibit 4.2(a)(xix) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 4.2(a)(xix) attached to this Second Amendment.

         9. Section 4.2(a)(xxi) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "(xxi) a receipt for the Closing Cash Payment (including the Foreign Currency Payments) and all interest thereon specifying the amounts paid by the Buyer and each Buying Subsidiary which shall be consistent with the Bills of Sale."

         10. Section 4.2(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "(i)    the Closing Cash Payment (including all Foreign Currency
         Payments) and all accrued interest thereon pursuant to the terms of
         Section 3.1(b);"

         11. Exhibit 4.2(b)(xviii) to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit 4.2(b)(xviii) attached to this Second Amendment.

         12. The Exhibit Index to the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "EXHIBIT INDEX

         EXHIBIT                            DESCRIPTION
                                            -----------
         1..................................Transition Agreement
         2..................................Cherokee Purchase Agreement
         3..................................Air Services Business Letter of Intent
         3.1(c)(i)..........................Contingent Note
         3.1(c)(ii).........................Guaranty
         3.4................................Purchase Price Allocation
         4.2(a)(iii)........................Form Lease Assignments
         4.2(a)(iv).........................Trinity Lease Agreement
         4.2(a)(v)..........................Shared Facilities Agreement
         4.2(a)(ix).........................Outsourcing Agreement
         4.2(a)(x)..........................Technology License Agreement
         4.2(a)(xi).........................Subcontracting Agreement
         4.2(a)(xii)........................Commercial Agreement
         4.2(a)(xiii).......................TMD Marketing Agreement
         4.2(a)(xv).........................Alignment of Interests Agreement

                                     - 6 -


         4.2(a)(xix)........................Matters  to be  Covered  by Legal
                                            Opinion of Counsel to the Seller and
                                            the Seller Parent
         4.2(b)(xviii)......................Matters  to be  covered  by Legal
                                            Opinion  of Counsel to the Buyer and
                                            the Buyer Parent"

F.       SELLER DISCLOSURE SCHEDULE

         1.      Each of the following sections of the Seller Disclosure
Schedule is hereby deleted in its entirety and replaced with the corresponding section of the Supplement to Seller Disclosure Schedule delivered by Seller to the Buyer in connection with this Second Amendment (the "SUPPLEMENT TO SELLER DISCLOSURE SCHEDULE"):

         Section 1.1(a)(i)
         Section 1.1(c)
         Section 1.1(d) (including Annex 1.1(d))
         Section 1.1(e) (including Annex 1.1(e))
         Section 1.1(f)(i)
         Section 1.1(h)
         Section 1.1(j)
         Section 5.3 (including Annex 5.3)
         Section 5.4 (including Annexes 5.4(a)-1 and 5.4(a)-2)
         Section 5.9 (including Annex 5.9(a))
         Section 7.1
         Section 8.4(d)
         Section 8.4(e)
         Section 13.10(c)
         Section 13.10(d)

         2. Each of the following sections of the Supplement to Seller Disclosure Schedule is hereby added to the Seller Disclosure Schedule:

         Section 3.1(a)
         Section 5.2-A
         Section 5.4-A
         Section 5.5-A
         Section 5.8-A
         Section 5.15-A
         Section 13.4

         3. Section 3.4 of the Seller Disclosure Schedule is hereby deleted in its entirety.

         4. Each reference in the Agreement to a section of the Seller Disclosure Schedule shall mean such section of the Seller Disclosure Schedule as amended by the Supplement to Seller Disclosure Schedule.

G.       INDEMNIFICATION

         1. The first sentence of Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "The representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until the second anniversary of the Closing Date; provided, however, that each representation or warranty set forth in Sections 5.6, 5.13, 5.14, 5.16, 5.5-A, 5.11-A and 5.12-A shall remain in full force and effect until the statute of limitations applicable to the subject matter of such representation or warranty (including any waivers) has expired."

         2. Section 11.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "(a)    After the Closing Date, the Seller and the Seller Parent
         jointly and severally hereby agree to defend, indemnify and hold harmless the Buyer, the Buyer Parent, their Affiliates and their respective successors and assigns (collectively, the "BUYER GROUP"), as the case may be, from and against all past, present and future demands, claims, suits, actions or causes of action, assessments, losses, damages, liabilities, fines, judgments, costs and expenses, including interest, penalties and reasonable attorneys' and consultants' fees, disbursements and expenses (collectively, "DAMAGES") asserted against, imposed upon or incurred by any member of the Buyer Group by reason of or resulting from: (i) a breach of any representation or warranty of the Seller or the Seller Parent contained in this Agreement or any certificate delivered pursuant to Section 4.2(a); (ii) a breach of any covenant or agreement of the Seller or the Seller Parent contained in
         Section 7.1; (iii) a breach of any covenant or agreement of the Seller or the Seller Parent contained in this Agreement other than those contained in Section 7.1; (iv) the Retained Liabilities; (v) any noncompliance with any bulk sales Laws in connection with the transactions contemplated by this Agreement; (vi) Identified Environmental Conditions; (vii) the Buyer Group's obligations under (1)
         Section 19.12 of the Third Amended ITSA, (2) the last sentence of
         Section 10.4 of the Third Amended ITSA, (3) the last sentence of
         Section 14.1 of the Third Amended ITSA, and (4) the last proviso of
         Section 24.1(C) of the Third Amended ITSA (or any provisions contained in any amendment to, or replacement for, the Third Amended ITSA to the same effect as the provisions set forth in clauses (1) through (4)) (collectively, the "AA TRANSITION PROVISIONS"); provided that the Seller and the Seller Parent shall not be required to defend, indemnify or hold harmless the Buyer Group under this clause (vii) with respect to any breach by the Buyer Group (or any member thereof or successor thereto) of any provision of the Third Amended ITSA other than the AA Transition Provisions; (viii) the Buyer Group's obligations under
         Section 19.11 of the First Amended US Airways ITSA (or any provisions contained in any amendment to, or replacement for, the First Amended US Airways ITSA to the same effect as the provisions set forth in Section
         19.11 thereof (collectively, the "US AIRWAYS TRANSITION PROVISIONS"); provided that the Seller and the Seller Parent shall not be required to defend, indemnify or hold harmless the Buyer Group under this clause
         (viii)
         with respect to any breach by the Buyer Group (or any member thereof or successor thereto) of any provision of the First Amended US
         Airways ITSA other than the US Airways Transition Provisions; and
         (ix) the lien imposed in the name of Her Majesty the Queen, in the Right of the Province of British Columbia, under the Social Service
         Tax Act, filed November 22, 2000, on certain of the Transferred
         Assets located in the Province of British Columbia."

         3. Section 11.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "11.7    EXCLUSIVE REMEDY

         If the Closing occurs, except for Claims relating to actual fraud and except for equitable remedies, the remedies provided in this Article XI constitute the sole and exclusive remedies between the parties for Damages or any other Claims arising under this Agreement or under any other Transaction Document (other than the Trinity Lease Agreement, the Shared Facilities Agreement, the Technology License Agreement, the Outsourcing Agreement, the Transition Agreement, the Subcontracting Agreement, the Commercial Agreement, the TMD Marketing Agreement, the Contingent Note, the Guaranty and the Alignment of Interests Agreement), including Claims based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty contained in this Agreement or in such other Transaction Documents or based upon the failure to perform any covenant, agreement or undertaking contained in this Agreement or in such other Transaction Documents."

H.       EMPLOYEE MATTERS

         1. Section 8.1 of the Agreement is hereby amended by adding the following subparagraph (n) immediately following subparagraph (m):

         "(n)    Notwithstanding anything to the contrary in this Agreement, if a Domestic Designated Employee is not actively at work on the Domestic Employee Transition Date, such Domestic Designated Employee shall not transition employment to the Buyer until such Domestic Designated Employee is ready to return to work; provided, however, that, (i) the Buyer shall have no obligation to extend employment to any Domestic Designated Employee who is not actively at work as of the Domestic Employee Transition Date unless such Domestic Designated Employee is able to return to work within 180 days after the Domestic Employee Transition Date and (ii) in the case of medical leave, such return to work is approved by a licensed physician."

         2. Section 8.6 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

         "As soon as practicable after the Employee Transition Date, the Seller and the Buyer shall permit elective transfers of account balances and outstanding loan balances of the

         Domestic Transferred Employees from the Seller 401(k) Plan to the Buyer 401(k) Plan. To the extent that a Transferred Employee does not elect to transfer his account balance from the Seller 401(k) Plan to the Buyer 401(k) Plan, Seller shall permit such Transferred Employees to receive a distribution from the Seller 401(k) Plan on or after January 1, 2002. The Buyer 401(k) Plan shall provide that
         (i) such Domestic Transferred Employees shall be eligible to participate in the Buyer 401(k) Plan as of the Employee Transition Date and (ii) the Buyer Entity shall take into account each Domestic Transferred Employee's Past Service for purposes of eligibility and vesting in the Buyer 401(k) Plan. Domestic Transferred Employees shall be required to sign new salary deferral agreements with respect to the Buyer 401(k) Plan."

I.       ORIGINAL REPRESENTATIONS AND WARRANTIES

         1. The representations and warranties contained in Articles V and VI of the Agreement, as amended by the First Amendment and the Second Amendment, shall continue to be deemed to be made as of March 14, 2001 and shall not, by reason of the First Amendment or the Second Amendment or otherwise, be deemed to have been made or remade at any later date (including the date of the First Amendment or the Second Amendment); provided, however, that the foregoing shall not affect the requirement that, as conditions to the Closing, the parties deliver at or prior to the Closing the certificates contemplated by Sections 9.5 and 10.5 of the Agreement, or the effectiveness of such certificates.

         2. Each reference to "Transferred Leased Real Property" in Sections 5.6(a) and 5.7(b) of the Agreement is hereby deleted and replaced with "Original Transferred Leased Real Property."

         3.      Each reference to "Premises" in Article V and in Section
7.1(m) of the Agreement is hereby deleted and replaced with "Original Premises".

         4. Each reference to "Assigned Customer Agreements" in Section 5.5(b)(x), Section 5.19 and Section 7.1(l) in the Agreement is hereby deleted and replaced with "Original Assigned Customer Agreements".

         5. Each reference to "Transferred Customer Contracts" or "Transferred Customer Contract" in Section 5.9(a)(vii), Section 5.9(b)(iii) and
Section 7.1(o) in the Agreement is hereby deleted and replaced with "Original Assigned Customer Agreements" or "Original Assigned Customer Agreement", as the case may be.

         6. Each reference to "Transferred Contracts" in Article V (including the heading to Section 5.9) and in Section 7.1 of the Agreement is hereby deleted and replaced with "Original Transferred Contracts".

         7. Each reference to "Transferred Assets" in Article V (including the heading to Section 5.19) and in Sections 6.3 and 7.1 of the Agreement is hereby deleted and replaced with "Original Transferred Assets".

         8.      Each reference to "Transferred Business" in Article V and in
Section 7.1 of the Agreement is hereby deleted and replaced with "Original Transferred Business".

         9. Each reference to "Selling Subsidiary" or "Selling Subsidiaries" in Article V or in Section 7.1 of the Agreement is hereby deleted and replaced with "Original Selling Subsidiary" or "Original Selling Subsidiaries", as the case may be.

         10. Each reference to "Transferred Permits" in Section 5.11 of the Agreement is hereby deleted and replaced with "Original Transferred Permits".

         11. Each reference to "Transferred Tangible Assets" in Article V and Section 7.2 of the Agreement is hereby deleted and replaced with "Original Transferred Tangible Assets".

         12. Each reference to "Assumed Liabilities" in Sections 5.3, 5.4(a), 5.4(b) and 6.3 and the heading of Section 5.4 in the Agreement is hereby deleted and replaced with "Original Assumed Liabilities".

         13. Each reference to "hereby" in Sections 5.2, 5.3, 5.12, 6.2, 6.3, 7.1(e) and 7.1(f) of the Agreement is hereby deleted and replaced with "by the Original Agreement"; each reference to "hereunder" in Sections 5.2, 5.3, 6.2 and 6.3 of the Agreement is hereby deleted and replaced with "under the Original Agreement"; each reference to "hereof" in Sections 5.9(h), 5.10, 5.15(b), 5.20 and 7.2(a) of the Agreement is hereby deleted and replaced with "of the Original Agreement"; and each reference to "hereto" in Section 5.12 and Section 7.5(h) is hereby deleted and replaced with "to the Original Agreement".

         14. Each reference to "thereby" in Sections 5.2, 5.3, 5.12, 6.2 and 6.3 of the Agreement is hereby deleted and replaced with "by such Transaction Documents"; and each reference to "thereunder" in Sections 5.2 and
6.2 of the Agreement is hereby deleted and replaced with "under such Transaction Documents".

         15. Section 5.3(i)(y) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "(y) the Consents identified under the heading "Original Consents" in
         Section 5.3 of the Seller Disclosure Schedule ("ORIGINAL SELLER CONSENTS") and"

         16. The first sentence of Section 5.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "All tangible property to be transferred to the Buyer and the Buying Subsidiaries by the Seller and the Selling Subsidiaries pursuant to this Agreement, the Lease Assignments, the Bills of Sale, the Assignment and Assumption Agreements and the Other Conveyance Documents, whether owned or leased, is being transferred "as is," "where is," and "with all faults.""

         17.     Section 5.23 of the Agreement is hereby amended by inserting
", Article V-A" immediately after "Except for the representations and warranties contained in this Article V".

         18. Section 6.7 of the Agreement is hereby amended by inserting ", Article VI-A" immediately after "Except for the representations and warranties contained in this Article VI".

J.       ADDITIONAL REPRESENTATIONS AND WARRANTIES

         1. The representations and warranties contained in Appendix A attached to this Second Amendment shall be deemed to be made as of the date of this Second Amendment and shall be added to the Agreement by inserting such
Article immediately after Article V of the Agreement.

         2. The representations and warranties contained in Appendix B attached to this Second Amendment shall be deemed to be made as of the date of this Second Amendment and shall be added to the Agreement by inserting such
Article immediately after Article VI of the Agreement.

K.       DEFINITIONS

         1. The following definitions shall be added to Section 13.10 of the Agreement by inserting such definitions into such Section in such a way as to keep all definitions appearing in such Section, as amended by this Second Amendment, in alphabetical order:

                  "ADDITIONAL ASSIGNED CUSTOMER AGREEMENTS" shall mean those Assigned Customer Agreements consisting of the Contracts identified under the heading "Additional Assigned Customer Agreements" in Section 1.1(c) of the Seller Disclosure Schedule.

                  "ADDITIONAL ASSUMED LIABILITIES" shall mean those Assumed Liabilities consisting of (i) all liabilities and obligations of any kind, character or description relating directly to, or arising under or in respect of, performance after the Effective Time under the Additional Transferred Contracts and Additional Transferred Leases,
         (ii) all liabilities and obligations of any kind, character or description arising after the Effective Time in respect of the interests in the Additional Premises transferred to the Buyer and the Buying Subsidiaries pursuant to the Agreement or any other Transaction Document (including payment of all Taxes, utilities and other related payments) and (iii) all liabilities and obligations of any kind, character or description arising before the Effective Time under any Environmental Law in connection with the ownership or operation of the Additional Transferred Leased Real Property except (1) for any such liabilities and obligations arising with respect to any Identified Environmental Condition and (2) to the extent that the Buyer is entitled to receive payments in respect of rights to indemnification under this Agreement by reason of breach by the Seller or the Seller Parent of any representation or warranty contained in Section 5.11-A.

                  "ADDITIONAL PREMISES" shall mean those Premises consisting of the Additional Transferred Leased Real Property.

                  "ADDITIONAL SELLING SUBSIDIARIES" shall mean those Selling Subsidiaries listed under the heading "Additional Selling Subsidiaries" in Section 13.10(d) of the Seller Disclosure Schedule.

                  "ADDITIONAL TRANSFERRED ASSETS" shall mean those Transferred Assets consisting of the Additional Transferred Leased Real Property, the Additional Transferred Tangible Assets, the Additional Transferred Contracts, the Additional Transferred Permits and the Additional Transferred Personal Property.

                  "ADDITIONAL TRANSFERRED BUSINESS" shall mean that portion of the Transferred Business consisting of all services provided and operations conducted or required to be conducted by the Seller or the Selling Subsidiaries to the extent required under the Additional Assigned Customer Agreements.

                  "ADDITIONAL TRANSFERRED CONTRACTS" shall mean those Transferred Contracts consisting of the Additional Assigned Customer Agreements, the Additional Transferred Software Licenses, the Additional Transferred Vendor Contracts and the Additional Transferred Leases.

                  "ADDITIONAL TRANSFERRED LEASED REAL PROPERTY" shall mean that portion of the Transferred Leased Real Property consisting of the real property listed as Transferred Leased Real Property under the heading "Additional Transferred Leased Real Property" in Section 1.1(a)(i) of the Seller Disclosure Schedule.

                  "ADDITIONAL TRANSFERRED LEASES" shall mean those Transferred Leases consisting of leases and subleases relating to the Additional Transferred Leased Real Property.

                  "ADDITIONAL TRANSFERRED PERMITS" shall mean those Transferred Permits consisting of Permits which either (i) relate primarily to the Additional Transferred Assets or the Additional Transferred Business or
         (ii) are identified under the heading "Additional Transferred Permits" in Section 1.1(h) of the Seller Disclosure Schedule.

                  "ADDITIONAL TRANSFERRED PERSONAL PROPERTY" shall mean the Transferred Personal Property consisting of the personal property identified under the heading "Additional Transferred Personal Property" in Section 1.1(j) of the Seller Disclosure Schedule.

                  "ADDITIONAL TRANSFERRED SOFTWARE LICENSES" shall mean those Transferred Software Licenses consisting of the Software Licenses identified under the heading "Additional Transferred Software Licenses" in Section 1.1(d) of the Seller Disclosure Schedule.

                  "ADDITIONAL TRANSFERRED TANGIBLE ASSETS" shall mean those Tangible Assets which are located on the Additional Transferred Premises and that are not otherwise Original Transferred Tangible Assets.

                  "ADDITIONAL TRANSFERRED VENDOR CONTRACTS" shall mean those Transferred Vendor Contracts consisting of the Contracts identified under the heading "Additional Transferred Vendor Contracts" in Section 1.1(e) of the Seller Disclosure Schedule.

                  "EFFECTIVE TIME" shall mean 12:01 a.m. Central Time on July 1, 2001.

                  "FIRST AMENDED US AIRWAYS ITSA" shall mean the First Amended and Restated Information Technology Services Agreement, dated as of June 29, 2001, by and between US Airways, Inc. and the Seller.

                  "FIRST AMENDMENT" shall mean the First Amendment to Asset Purchase Agreement, dated July 2, 2001, effective as of 12:01 a.m. Central Time on July 1, 2001.

                  "ORIGINAL AGREEMENT" shall mean the Asset Purchase Agreement, dated as of March 14, 2001, by and among Buyer, Buyer Parent, Seller and Seller Parent prior to any amendment thereto.

                  "ORIGINAL ASSIGNED CUSTOMER AGREEMENTS" shall mean those Assigned Customer Agreements consisting of the Contracts identified under the heading "Original Assigned Customer Agreements" in Section 1.1(c) of the Seller Disclosure Schedule.

                  "ORIGINAL ASSUMED LIABILITIES" shall mean those Assumed Liabilities consisting of (i) all liabilities and obligations of any kind, character or description relating directly to, or arising under or in respect of, performance after the Effective Time under the Original Transferred Contracts, Original Transferred Permits and Original Transferred Leases, (ii) all liabilities and obligations of any kind, character or description arising after the Effective Time in respect of the interests in the Original Premises transferred to the Buyer and the Buying Subsidiaries pursuant to this Original Agreement or any other Transaction Document (including payment of all Taxes, utilities and other related payments), (iii) any and all Transfer Taxes for which the Buyer Parent, the Buyer or any Buying Subsidiary is responsible pursuant to Section 3.3(a)(i), (iv) those liabilities and obligations expressly assumed by the Buyer and the Buying Subsidiaries pursuant to Article VIII, (v) all fees payable to Computer Associates International, Inc. after the Effective Time pursuant to Article 3 of the License Agreement, dated June 30, 1997, between the Seller and Computer Associates International, Inc., as amended to date, but in no event more than the minimum annual payments specified therein, and (vi) all liabilities and obligations of any kind, character or description arising before the Effective Time under any Environmental Law in connection with the ownership or operation of the Original Transferred Leased Real Property except (1) for any such liabilities and obligations arising with respect to any Identified Environmental Condition and (2) to the extent that the Buyer is entitled to receive payments in respect of rights to indemnification under the Agreement by reason of breach by the Seller or the Seller Parent of any representation or warranty contained in Section 5.13.

                  "ORIGINAL PREMISES" shall mean those Premises consisting of the Original Transferred Leased Real Property and the Leasehold Interests.

                  "ORIGINAL SELLING SUBSIDIARIES" shall mean those Selling Subsidiaries listed under the heading "Original Selling Subsidiaries" in Section 13.10(d) of the Seller Disclosure Schedule.

                  "ORIGINAL TRANSFERRED ASSETS" shall mean those Transferred Assets consisting of the Original Premises, the Original Transferred Tangible Assets, the Original Transferred Contracts, the Prepaid Items, the Transferred Books and Records, the Original Transferred Permits, the Original Transferred Personal Property and the capitalized software development costs associated with the development of version 4.1 of the operating system for the Seller's Flight Operations System (FOS) product (but not including any Intellectual Property Rights or Software).

                  "ORIGINAL TRANSFERRED BUSINESS" shall mean that portion of the Transferred Business consisting of all services provided and operations conducted or required to be conducted by the Seller or the Selling Subsidiaries to the extent required under the Original Assigned Customer Agreements.

                  "ORIGINAL TRANSFERRED CONTRACTS" shall mean those Transferred Contracts consisting of the Original Assigned Customer Agreements, the Original Transferred Software Licenses, the Original Transferred Vendor Contracts and the Original Transferred Leases.

                  "ORIGINAL TRANSFERRED LEASED REAL PROPERTY" shall mean those Transferred Leased Real Property consisting of the real property listed as Transferred Leased Real Property under the heading "Original Transferred Leased Real Property" in Section 1.1(a)(i) of the Seller Disclosure Schedule.

                  "ORIGINAL TRANSFERRED LEASES" shall mean those Transferred Leases consisting of all leases and subleases relating to the Original Transferred Leased Real Property.

                  "ORIGINAL TRANSFERRED PERMITS" shall mean those Transferred Permits consisting of Permits which either (i) relate primarily to the Original Transferred Assets, the Original Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services or (ii) are identified under the heading "Original Transferred Permits" in Section 1.1(h) of the Seller Disclosure Schedule.

                  "ORIGINAL TRANSFERRED PERSONAL PROPERTY" shall mean the Transferred Personal Property consisting of the personal property identified under the heading "Original Transferred Personal Property" in Section 1.1(j) of the Seller Disclosure Schedule.

                  "ORIGINAL TRANSFERRED SOFTWARE LICENSES" shall mean those Transferred Software Licenses consisting of the Software Licenses identified under the heading "Original Transferred Software Licenses" in Section 1.1(d) of the Seller Disclosure Schedule.

                  "ORIGINAL TRANSFERRED TANGIBLE ASSETS" shall mean those Transferred Tangible Assets consisting of the Tangible Assets which are either (i) located on the Original Premises, (ii) used primarily in the Original Transferred Business, (iii) used by the Seller and the Selling Subsidiaries prior to the Closing primarily to provide the Outsourced Services, or (iv) used primarily both in the Original Transferred Business and by the Seller and the Selling Subsidiaries prior to the Closing to provide the Outsourced Services, in each case except for the Tangible Assets identified in Section 1.1(b) of the Seller Disclosure Schedule.

                  "ORIGINAL TRANSFERRED VENDOR CONTRACTS" shall mean those Transferred Vendor Contracts consisting of the Contracts identified under the heading "Original Transferred Vendor Contracts" in Section 1.1(e) of the Seller Disclosure Schedule.

                   "SECOND AMENDMENT" shall mean the Second Amendment to Asset Purchase Agreement, dated July 2, 2001, effective as of 12:01 a.m. Central Time on July 1, 2001, by and among Buyer, Buyer Parent, Seller and Seller Parent."

         2.       AGREEMENT REFERENCES

                  (a) Each reference to "Agreement" or "this Agreement" in the Agreement (other than references to agreements other than the Asset Purchase Agreement) described below is hereby deleted and replaced with "Original Agreement" or "the Original Agreement", respectively:

                           Section 5.2, Section 5.3, Section 5.4(b), Section 5.8, Section 5.9(g), Section 5.9(h), Section 5.11, Section 5.12,
         Section 5.18, Section 5.19, Section 6.2, Section 6.3, Section 6.5,
         Section 6.6, the lead-in paragraph of Section 7.1 before subparagraph
         (a), Section 7.1(f), Section 7.2(a), Section 7.2(b), Section 7.5(a) (but excluding references in subparagraphs (i) and (ii)), the first reference in Section 7.5(d) (but excluding the second reference in such Section), the first sentence in Section 7.6, the first reference in
         Section 7.9 (but excluding the second reference), the first two references in Section 7.12 (but excluding the third and fourth references), Section 7.19, Section 8.1(b), Section 8.1(c), Section 8.1(l), Section 8.2(a), Section 8.2(c), Section 8.3(a), and Section 8.12(a).

                  (b) The reference to "this Agreement" in the definition of "Transaction Documents" in Section 13.10 of the Agreement shall mean
         (1) "Original Agreement" when the term "Transaction Document" or "Transaction Documents" is used in Section 5.2, Section 5.3, Section 5.4(b), Section 5.12, Section 5.18, Section 5.19, Section 5.23, Section 6.2, Section 6.3, Section 6.5, Section 6.6 and Section 6.7 and (2) the Agreement as amended by the First Amendment and this Second Amendment, each other time that the term "Transaction Document" or "Transaction Documents" appears in the Agreement.

                  (c) All other references to "Agreement" in the Agreement (other than those in the Recitals and on the signature page) shall be deemed to mean the Agreement as amended by the First Amendment and this Second Amendment.

         3. The first sentence of the definition of "Buyer Disclosure Schedule" in Section 13.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

         ""BUYER DISCLOSURE SCHEDULE" shall mean the written information entitled "Buyer Disclosure Schedule to Asset Purchase Agreement", as amended, delivered to the Seller describing the matters contained therein."

         4. The first sentence of the definition of "Seller Disclosure Schedule" in Section 13.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

         ""SELLER DISCLOSURE SCHEDULE" shall mean the written information entitled "Seller Disclosure Schedule to Asset Purchase Agreement", as amended, delivered to the Buyer describing the matters contained therein."

         5. Section 1.3 of the Agreement is hereby amended by deleting "subheading" in Sections 1.3(a)(i), 1.3(a)(iii) and 1.3(a)(iv) and replacing it with "subheadings".

L.       MISCELLANEOUS

         1. Section 1.1(b) of the Agreement is hereby amended by inserting "interests of the Seller and the Selling Subsidiaries in the" immediately after the first word, "All".

         2. Section 1.1(c) of the Agreement is hereby amended by deleting "(as defined in Section 4.1)".

         3. Section 2.1(f) of the Agreement is hereby amended by adding "or Section 5.11-A" to the end of such Section.

         4. Section 2.2(h) of the Agreement is hereby amended by deleting "the amount shown on the Statement of Assets and Liabilities (as defined in Section 5.4)" and replacing it with "$1,900,000".

         5. The second sentence of Section 5.6(b) of the Agreement is hereby amended by deleting "and leases entered into by the Seller or the Selling Subsidiaries, as lessor, with "Third Party Participants" (as defined in the Outsourcing Agreement)" and Section 7.11 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "Prior to or at the Closing, the Seller will deliver to the Buyer, and cause to be filed or recorded, such releases, termination statements and other documents and instruments as are sufficient to eliminate and extinguish all Liens (other than Permitted Liens) on any of the Transferred Assets so that, at the Closing, the Buyer or the appropriate Buying Subsidiary designated by Buyer will receive title to such Transferred Assets free and clear of such Liens (other than Permitted Liens)."

         6. Section 7.5(a)(i) of the Agreement is hereby amended by deleting the last sentence of such Section in its entirety.

         7. Section 7.15 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "7.15   [INTENTIONALLY OMITTED]"

         8. Section 13.8 of the Agreement is hereby amended by adding the following to the end of the first sentence of such Section:

         ", other than Exhibit 3.4 (which shall be included)."

         9.      The following shall be added to the Agreement as Section
13.16:

         "13.16 UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS

         The parties agree that the United Nations Convention on Contracts for the International Sale of Goods, as amended from time to time, shall not apply to this Agreement."

         10.     The Buyer hereby consents to the matters described in
Section 13.4 of the Supplement to Seller Disclosure Schedule and waives, pursuant to Section 13.4(a) of the Agreement, any and all claims it may have arising out of, resulting from or relating thereto.

                                   ARTICLE III

A.       GOVERNING LAW

         This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any of the conflict of law rules thereof.

B.       COUNTERPARTS

         This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

C.       HEADINGS

         The headings in this Second Amendment are for convenience of reference only and do not define, limit or describe the scope of the Second Amendment or the intent of its provisions.

         IN WITNESS WHEREOF, this Second Amendment has been executed by duly authorized officers of each of the parties as of the date first above written.

                           EDS INFORMATION SERVICES L.L.C.

                           By:      /s/ James w. S. Dullum
                              -------------------------------
                           Name:    James W. S. Dullum
                           Title:   Vice President

                           ELECTRONIC DATA SYSTEMS CORPORATION

                           By:      /s/ Paulett Eberhart
                              -------------------------------
                           Name:    Paulett Eberhart
                           Title:   President, U.S. Southwest - IS

                           SABRE INC.

                           By:      /s/ Mike. W. Nelson
                              -------------------------------
                           Name:    Mike W. Nelson
                           Title:   Senior Vice President and General Manager

                           SABRE HOLDINGS CORPORATION

                           By:      /s/ Jeffery m. Jackson
                              -------------------------------
                           Name:    Jeffery M. Jackson
                           Title:   Executive Vice President, Chief Financial
                                    Officer and Treasurer



        [SIGNATURE PAGE TO SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT]

                                   APPENDIX A

                                   ARTICLE V-A
      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER PARENT

         Except as set forth in the Seller Disclosure Schedule, the Seller and the Seller Parent jointly and severally represent and warrant to the Buyer and the Buyer Parent as of the date of the Second Amendment as follows:

         5.1-A    POWER; AUTHORITY; ENFORCEABLE OBLIGATIONS

         Each Additional Selling Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. Each of the Seller, the Seller Parent and the Additional Selling Subsidiaries has full corporate power and authority to carry on the Additional Transferred Business that it conducts as such business is now being conducted by it and to own, operate and lease the Additional Transferred Assets that it owns, operates or leases. Each Additional Selling Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Each of the Seller and the Seller Parent has full corporate power and authority to enter into and perform its obligations under the First Amendment and the Second Amendment and to carry out the transactions contemplated by the First Amendment and the Second Amendment. Each Additional Selling Subsidiary has full corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby. Each of the Seller and the Seller Parent has taken all action required by Law, its certificate of incorporation and bylaws or otherwise to authorize the execution and delivery of the First Amendment and the Second Amendment, the performance by the Seller and the Seller Parent of their respective obligations under the First Amendment and the Second Amendment and the consummation by the Seller and the Seller Parent of the transactions contemplated by the First Amendment and the Second Amendment. Each Additional Selling Subsidiary has taken all action required by Law, its certificate or articles of incorporation and bylaws or otherwise to authorize the execution and delivery by such Additional Selling Subsidiary of any Transaction Document to which it is a party, the performance by such Additional Selling Subsidiary of its obligations thereunder and the consummation by such Additional Selling Subsidiary of the transactions contemplated thereby. Each of the First Amendment and the Second Amendment has been duly executed and delivered by the Seller and the Seller Parent. At the Closing, each of the other Transaction Documents will be duly executed and delivered by each of the Additional Selling Subsidiaries intended by the terms of such Transaction Documents to be party thereto. Each of the First Amendment and the Second Amendment is a valid and binding agreement of the Seller and the Seller Parent enforceable against the Seller and the Seller Parent in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought. Each of the Transaction Documents to which any Additional Selling Subsidiary is a party, when executed and delivered at the Closing, will be valid and binding and enforceable against such party in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

         5.2-A    NO CONFLICTS

         None of the (1) execution or delivery by the Seller or the Seller Parent of the First Amendment or the Second Amendment, or the execution or delivery by any Additional Selling Subsidiary of any Transaction Document to which it is a party, (2) performance by the Seller or the Seller Parent of its obligations under the First Amendment or the Second Amendment, or the performance by any Additional Selling Subsidiary of its obligations under any Transaction Document to which it is a party, or (3) consummation by the Seller, the Seller Parent or any Selling Subsidiary of the transactions contemplated by the First Amendment or the Second Amendment, or the consummation by any Additional Selling Subsidiaries of the transactions contemplated by any Transaction Document to which it is a party will: (i) require the Seller, the Seller Parent or any such Selling Subsidiary to obtain the Consent of, or deliver any notice, filing or application to, any governmental, administrative or regulatory authority (whether federal, state, local or foreign) or any other Person with respect to the Additional Transferred Business or the transfer of the Additional Transferred Assets or the assumption of the Additional Assumed Liabilities or performance under the other Transaction Documents, other than (x) filings pursuant to the HSR Act or any similar Law, (y) the Consents identified under the heading "Additional Consents" in Section 5.3 of the Seller Disclosure Schedule ("ADDITIONAL SELLER CONSENTS") and (z) compliance with any state bulk sales law, any factory closing law or any similar Law; (ii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or bylaws (or other charter or governance documents), each as amended to date, of the Seller, the Seller Parent or any Selling Subsidiary;
(iii) result in any conflict with, or Default under, any Transferred Contract, any lease relating to the Premises, any lease relating to any material Transferred Tangible Assets or any other material Contract to which the Seller, the Seller Parent or any Selling Subsidiary is a party or pursuant to which any of their respective properties or assets are bound; (iv) violate any term of any Law applicable to the Seller, Seller Parent or any Selling Subsidiary or any of their respective properties or assets (but in no event does Seller or Seller Parent make any representation or warranty under the First Amendment or the Second Amendment regarding non-infringement of any Intellectual Property Rights or Software); or (v) result in the creation of, or impose on the Seller, the Seller Parent or any Selling Subsidiary the obligation to create, any Lien upon the Transferred Assets.

         5.3-A    NO UNDISCLOSED ADDITIONAL ASSUMED LIABILITIES

         (a) There are no material Additional Assumed Liabilities that are of a nature required by GAAP to be reflected on, or identified in the notes to, a balance sheet of the Seller and the Selling Subsidiaries, except for (i) liabilities and obligations reflected or reserved for in, or identified in the notes to, the Statement of Assets and Liabilities, (ii) liabilities and obligations incurred after the date of the Statement of Assets and Liabilities in the ordinary course of business consistent with past practice and (iii) liabilities and obligations under the Agreement or the other Transaction Documents.

         (b) Except for operating leases entered into in the ordinary course of business, none of the Seller or any Selling Subsidiaries has any material liabilities or obligations in respect of financing arrangements relating to the Additional Transferred Business or the Additional Transferred Assets for which the liabilities or obligations of Seller or the Selling Subsidiaries are not required by GAAP to be reflected on, or identified in the notes to, a balance sheet of Seller.

         5.4-A    ABSENCE OF CHANGES

         (a) Since January 1, 2000, there has been no destruction of any material tangible asset of the Seller or the Selling Subsidiaries that relates primarily to the Additional Transferred Business (whether or not covered by insurance).

         (b)      Since September 30, 2000:

                  (i) the Seller and the Selling Subsidiaries have used commercially reasonable efforts consistent with past practice to preserve business relationships with employees and with customers, vendors and suppliers under the Additional Transferred Contracts;

                  (ii) the Seller and the Selling Subsidiaries have paid and performed all obligations under the Additional Transferred Contracts consistent with past practice;

                  (iii) neither the Seller, the Seller Parent nor the Selling Subsidiaries have permitted or allowed any of the Additional Transferred Assets to be subjected to any Liens, other than Permitted Liens;

                  (iv) neither the Seller nor the Selling Subsidiaries have sold, leased, transferred or otherwise disposed of any asset that, but for such sale, lease, transfer or disposition, would have been an Additional Transferred Asset, in each case except in the ordinary course of business;

                  (v) neither the Seller nor the Selling Subsidiaries have granted any increase in the compensation of officers or employees engaged in the Additional Transferred Business (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or entered into any employment agreements with any such officers or employees, except in the ordinary course of business or as required by Law;

                  (vi) neither the Seller nor the Selling Subsidiaries have paid, discharged or satisfied any claims, liabilities or obligations relating to the Additional Transferred Business (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction of any claims, liabilities or obligations made in the ordinary course of business;

                  (vii) neither the Seller nor the Selling Subsidiaries have amended, released or canceled any obligations, liabilities, rights or claims included in the Additional Transferred Assets, except in the ordinary course of business;

                  (viii) the Seller and the Selling Subsidiaries have maintained and serviced the Additional Transferred Assets consistent with past practice;

                  (ix) neither the Seller nor the Selling Subsidiaries have made any single capital expenditure or commitment relating to the Additional Transferred Business or the Additional Transferred Assets in excess of $500,000 for additions to property, plant, equipment or intangible capital assets;

                  (x) neither the Seller nor the Selling Subsidiaries have amended or terminated any Additional Assigned Customer Agreement or, except in the ordinary course of business, any other material Additional Transferred Contract;

                  (xi) the Seller and the Selling Subsidiaries have conducted, or caused to be conducted, the Additional Transferred Business consistent with the ordinary course of the Additional Transferred Business; and

                  (xii) neither the Seller nor the Selling Subsidiaries have agreed, whether in writing or otherwise, to take any action described in clauses (i) through (xi) of this Section 5.4-A(b).

         5.5-A    TITLE TO ASSETS

         (a) The Seller and the Selling Subsidiaries have valid leasehold or subleasehold interests in the Additional Transferred Leased Real Property, in each case free and clear of all Liens, other than Permitted Liens. None of the Seller or the Selling Subsidiaries has received any written notice of assessments for public improvements, assessments for increased valuation for ad valorem property taxes not yet due and payable or condemnation against any of the Additional Premises.

         (b) The Seller and the Selling Subsidiaries have good and marketable title to, or hold valid leasehold interests in, all of the material Additional Transferred Tangible Assets, in each case free and clear of all Liens, other than Permitted Liens. The Seller and the Selling Subsidiaries have good and marketable title to all Additional Transferred Assets that constitute FINANCED HARDWARE free and clear of all Liens other than Permitted Liens.

         (c) The Lease Assignments, Bills of Sale and Other Conveyance Documents to be executed and delivered to the Buyer and the Buying Subsidiaries by the Seller and the Selling Subsidiaries at the Closing will vest in the Buyer or the appropriate Buying Subsidiary good and marketable title to the Additional Transferred Assets, subject only to Permitted Liens.

         5.6-A    LEASES

         All leases relating to the Additional Premises and any leased material Additional Transferred Tangible Assets are valid, binding and enforceable in accordance with their terms, and are, to the Knowledge of the Seller, in full force and effect, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought. None of the Seller or the Selling Subsidiaries is in Default under any such leases and, to the Knowledge of the Seller, no other party to such leases is in Default under any such leases. The Seller has provided or made available to the Buyer true and accurate copies of the leases and subleases with respect to the Additional Transferred Leased Real Property.

         5.7-A    CONDITION OF TANGIBLE PROPERTY

         All tangible property to be transferred to the Buyer and the Buying Subsidiaries by the Seller and the Selling Subsidiaries pursuant to this Agreement, the Lease Assignments, the Bills of Sale, the Assignment and Assumption Agreements and the Other Conveyance Documents, whether owned or leased, is being transferred "as is," "where is," and "with all faults." EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.14-A, NEITHER THE SELLER NOR THE SELLING SUBSIDIARIES MAKE ANY WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR USE OF ANY OF THE TANGIBLE PROPERTY INCLUDED IN THE ADDITIONAL TRANSFERRED ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.8-A    ADDITIONAL TRANSFERRED CONTRACTS

         (a) Section 5.8-A(a) of the Seller Disclosure Schedule contains a complete and correct list of all Additional Transferred Contracts that fall into one or more of the categories described below in this Section 5.8-A(a) (the "ADDITIONAL SPECIFIED CONTRACTS"), specifically identifying which Additional Specified Contracts fall into the categories described in clauses (i), (iv), (v) and (vii) of this Section 5.8-A(a):

                  (i) all Contracts containing any provision, covenant or obligation limiting or restricting in any manner whatsoever (whether during any particular period of time from and after the Closing Date, in certain geographic areas or otherwise) the ability of any of the Seller or the Selling Subsidiaries to engage in any line of business, to sell any products or services to or to compete with any Person, or to obtain products or services from a Person;

                  (ii) all distribution, partnership, joint venture, profit-sharing or similar Contracts with any Person;

                  (iii) Contracts containing covenants (other than covenants granted pursuant to Contracts entered into in the ordinary course of business with customers of the Additional Transferred Business) that prohibit or prevent the Seller or any Selling Subsidiary from hiring or soliciting any Person for employment for a period in excess of six months after the Closing Date;

                  (iv) all Contracts that involve the disposition or acquisition after December 31, 2000 of any assets of the Seller or any Selling Subsidiary that involve an amount exceeding $1,000,000 and do not relate to transactions entered into in the ordinary course of business, consistent with past practice;

                  (v) all Contracts or arrangements (including those relating to allocations of expenses, personnel, services, equipment or facilities) between or among the Seller or any Selling Subsidiary, on the one hand, and any of their respective Affiliates, on the other hand;

                  (vi) all Contracts with sales representatives, distributors, dealers or independent contractors upon which the Additional Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services is materially dependent;

                  (vii) all Additional Assigned Customer Agreements that require the Seller or any Selling Subsidiary to provide their goods or services to any Person at (or calculated as a percentage of or otherwise directly based upon) the lowest, best or most favorable price (or otherwise upon the best or most favorable terms) provided to any other Person; and

                  (viii) any other Contracts not included above which are otherwise material to the Additional Transferred Business, the Additional Transferred Assets or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services and which were not entered into in the ordinary course of the Additional Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services.

         (b) Section 5.8-A(b) of the Seller Disclosure Schedule contains a complete and correct list of:

                  (i) all mortgages, deeds of trust, pledges, security agreements or other instruments or arrangements granting or purporting to grant a Lien (other than a Permitted Lien) upon any of the Additional Transferred Assets; and

                  (ii) any notice of default under, or any termination or written threat of termination of, any Additional Transferred Customer Contract since January 1, 2000.

         (c) Each Additional Transferred Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms against the Seller or Selling Subsidiaries party thereto and, to the Knowledge of the Seller, each other party thereto, in each case except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally.

         (d) No Seller or Selling Subsidiary nor, to the Knowledge of the Seller, any other party to any Additional Transferred Contract is in Default thereunder and, to the Knowledge of the Seller, there are no material disputes with respect thereto, no notice of Default has been received by Seller or any Selling Subsidiary in connection therewith, and, to the Knowledge of the Seller, no event has occurred that would constitute a Default.

         (e) Neither the Seller nor any Selling Subsidiary has any present intention of not fully performing any Additional Transferred Contract substantially in accordance with its terms and consistent with past practices.

         (f) There are no oral contracts included in the Additional Transferred Contracts that are material to the Additional Transferred Business or the Additional Transferred Assets.

         (g) The Seller and the Seller Parent have delivered to the Buyer true and accurate copies of the First Amended US Airways ITSA, the Ancillary Services Agreement, dated as of June 29, 2001, between US Airways, Inc. and the Seller (the "ANCILLARY SERVICES AGREEMENT"), and the Agreement Concerning Option Issuance Agreement, dated as of June 29, 2001, between US Airways, Inc., the Seller Parent and the Seller (the "ESTOPPEL AGREEMENT"). The Option Issuance Agreement, as modified by the Estoppel Agreement, is in full force and effect and, together with the provisions of the First Amended US Airways ITSA, sets forth the entire agreement of the parties regarding the obligation of US Airways to repay certain proceeds received by US Airways upon exercise of Option One pursuant to Section 4.3 of the Option Issuance Agreement. The Seller Parent has not sold or assigned the Option Issuance Agreement, or sold, assigned, terminated or, except as expressly provided in the Estoppel Agreement, waived any of its rights under Section 4.3 of the Option Issuance Agreement. The Seller Parent is not in Default under the Option Issuance Agreement, and, to the Knowledge of the Seller, no grounds exist for US Airways to avoid its obligations under Section 4.3 of the Option Issuance Agreement in the event of termination of the First Amended US Airways ITSA pursuant to Sections 23.1(B), 23.3, 23.4, 23.5 or 23.6 thereof.

         5.9-A    PERMITS

         The Seller and the Selling Subsidiaries own or validly hold all material Permits that are required in connection with the conduct of the Additional Transferred Business or the ownership or use of the Additional Transferred Assets. All Additional Transferred Permits owned or held by the Seller and the Selling Subsidiaries are valid and in full force and effect. No proceeding is pending or, to the Knowledge of the Seller, threatened which would reasonably be expected to result in the revocation or termination of any such Permits, and to the Knowledge of the Seller, there is no valid basis for any such proceeding. The consummation of the transactions contemplated by this Agreement will not affect the continued validity or effectiveness or alter the terms and conditions of any material Additional Transferred Permits.

         5.10-A   LITIGATION

         There is no Litigation pending, or to the Knowledge of the Seller, threatened against or involving or arising in connection with the Additional Transferred Assets or the Additional Transferred Business, in each case which
(i) would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or (ii) questions or challenges the validity of the First Amendment, this Second Amendment or the other Transaction Documents or any action taken or to be taken by the Seller, the Seller Parent or any Selling Subsidiary pursuant to the First Amendment, this Second Amendment or the other Transaction Documents or the consummation of the transactions contemplated by the First Amendment, this Second Amendment or the other Transaction Documents. None of the Additional Transferred Business or the Additional Transferred Assets is subject to any judgment, order or decree entered into in any lawsuit or proceeding which, individually or in the aggregate, would reasonably be expected to have a Seller Material Adverse Effect.

         5.11-A   ENVIRONMENTAL MATTERS

         (a) There are no actions, suits, claims, arbitration proceedings, or complaints related to the Additional Premises which are pending or, to the Knowledge of the Seller, threatened against the Seller, any Selling Subsidiary or the Additional Premises relating to environmental protection, to the environmental condition of the Additional Premises, or to compliance with any applicable Environmental Law.

         (b) Neither the Seller nor any Selling Subsidiary has any Knowledge that, or has received any notice that, any of the Additional Premises is in violation of any Environmental Laws or that Hazardous Materials are present in, at or under any of the Additional Premises other than in compliance with Environmental Law, nor have the Seller or the Selling Subsidiaries received any communication requesting information with respect to an investigation pursuant to any Environmental Law. To the Knowledge of the Seller, there are no facts, circumstances, or conditions that would require significant capital expenditures by an owner or operator of the Additional Premises in order for the Additional Premises or the Additional Transferred Business to maintain compliance with Environmental Laws in the future.

         (c) The Seller and the Selling Subsidiaries have obtained and are in material compliance with all authorizations required under Environmental Laws in connection with the ownership, use, or lease of the Additional Premises and the Additional Transferred Tangible Assets.

         (d) The Seller and the Selling Subsidiaries have submitted all filings, reports and notices required under Environmental Laws in connection with the operation of the Additional Transferred Business.

         (e) Neither the Seller nor any Selling Subsidiary has entered into or received, nor is the Seller or any Selling Subsidiary in default under, nor are any of the Additional Premises subject to, any consent decree, compliance order, administrative order, judgment, order, writ, injunction, or decree of any governmental authority in connection with the violation of or compliance with any Environmental Laws relating to the Additional Premises or the Additional Transferred Tangible Assets.

         (f) No Lien has arisen or, to the Seller's Knowledge, is threatened on or against any of the Premises under or as a result of a violation of under any Environmental Laws or the presence of any Hazardous Materials in, at, or under the Additional Premises.

         (g) There is not now, there has not been at any time during which the Seller or any of the Selling Subsidiaries has owned, leased or occupied the Additional Premises in question, nor to the Knowledge of the Seller or the Selling Subsidiaries, has there ever been, on or in any of the Additional Premises any of the following: (i) landfills, dumps, or surface impoundments;
(ii) any remedial action involving, or on-site release of, Hazardous Materials;
(iii) any asbestos containing materials or presumed asbestos containing materials other than in compliance with Environmental Law; (iv) any polychlorinated biphenyls other than in compliance with Environmental Law; (v) any release of a Hazardous Material which may have entered or leached into the ground water and migrated under the Additional Premises, (vi) any site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law, or (vii) any underground and/or above-ground storage tanks. All underground or above-ground storage tanks located on or under the Additional Premises have, if required by any applicable Environmental Law, been registered, tested and certified in accordance with such Environmental Law and have been operated and maintained in accordance with the manufacturer's requirements and applicable Environmental Laws. To the Knowledge of the Seller, there are no known asbestos containing materials or polychlorinated biphenyls present in any of the Additional Premises.

         (h) The Seller and the Selling Subsidiaries have provided the Buyer with true and correct copies of all environmental and health and safety related assessments, audits, investigations, sampling or similar reports in the possession of the Seller or the Selling Subsidiaries relating to the Additional Transferred Business or the Additional Premises.

         5.12-A   TAXES

         The Seller and the Selling Subsidiaries have (i) duly filed or caused to be filed with the appropriate taxing authorities all material Tax Returns required to be filed with respect to or attributable to the Additional Transferred Business or the Additional Transferred Assets and all such Tax Returns are true, correct and complete in all material respects, (ii) timely paid or caused to be paid in full all Taxes shown to be due on such Tax Returns, and (iii) with respect to the Additional Transferred Business and the Additional Transferred Assets, complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment of withheld Taxes. No deficiencies or assessments for any Taxes with respect to the Additional Transferred Business or the Additional Transferred Assets have been proposed, asserted or assessed which have not been resolved and paid in full, or which are not being contested in appropriate proceedings; and there are no Liens for Taxes upon the Additional Transferred Assets. There are no pending and, to the Knowledge of the Seller, threatened, examinations, audits, actions, proceedings, investigations, legal proceedings, disputes, or claims against the Seller or any of the Selling Subsidiaries with respect to any Taxes the underpayment or nonpayment of which could result in a claim or Lien upon the Additional Transferred Assets or the Additional Transferred Business. No claims have been made by any taxing authority that, as a result of the operation or ownership of the Additional Transferred Assets or the Additional Transferred Business, the Seller or any Selling Subsidiary is (or may be) required to either
(i) file Tax Returns in any jurisdiction in which the Seller or such Selling Subsidiary does not already file Tax Returns or (ii) pay or remit Taxes imposed by any jurisdiction to which the Seller or such Selling Subsidiary does not already pay or remit Taxes.

         5.13-A   COMPLIANCE WITH LAWS

         Except for environmental laws (for which the only representations and warranties made by the Seller and the Seller Parent in the Second Amendment are contained in Section 5.11-A), tax laws (for which the only representations and warranties made by the Seller and the Seller Parent in the Second Amendment are contained in Section 5.12-A) and export laws (for which the only representations and warranties made by the Seller and the Seller Parent in the Second Amendment are contained in Section 5.15-A), the Additional Transferred Business has been and is being conducted in accordance, in all material respects, with all applicable Laws.

         5.14-A   SUFFICIENCY OF TRANSFERRED ASSETS

         The Transferred Assets, in conjunction with the rights, goods and services granted, transferred or to be performed by the Seller and its Affiliates to or for the Buyer and the Buying Subsidiaries pursuant to the other Transaction Documents, comprise substantially all of the assets currently used or held for use by the Seller and the Selling Subsidiaries to perform, and are collectively sufficient to provide the Buyer and the Buying Subsidiaries with the means and capability to perform, the obligations the Buyer and the Buying Subsidiaries are assuming under the Assigned Customer Agreements as and in the manner such obligations are being performed by the Seller and the Selling Subsidiaries on the date of the Second Amendment. Without limiting the foregoing, other than the (i) Transferred Software Licenses, (ii) intellectual property to be licensed and other rights to be granted to the Buyer pursuant to the Technology License Agreement and (iii) application development and maintenance services to be performed by the Seller under, and any access, use and/or management rights to be granted to the Buyer under, the Subcontracting Agreement, there is no other intellectual property reasonably necessary for the Buyer and the Buying Subsidiaries to perform the obligations that the Buyer and the Buying Subsidiaries are assuming under the Assigned Customer Agreements (except to the extent that such obligations are to be performed by the Seller pursuant to the Subcontracting Agreement) as and in the manner such obligations are being performed by the Seller and the Selling
Subsidiaries on the date of the Second Amendment.

         5.15-A   COMPLIANCE WITH EXPORT LAWS

         The export licenses listed or described in Section 5.15-A of the Seller Disclosure Schedule are the only export license documents issued or required by any Law to be issued with respect to the Additional Transferred Business or the Additional Transferred Assets as of the date of the Second Amendment, and each of the Seller and the Selling Subsidiaries currently holds and is in compliance in all material respects with such export licenses, if any, listed with respect to such Person. Each of the Seller and the Selling Subsidiaries also is in compliance in all material respects with the general export licenses it relies upon with respect to the Additional Transferred Business.

         5.16-A   PERSONNEL AGREEMENT.

         The Seller and American Airlines, Inc. have entered into that certain Personnel Agreement, dated as of June 28, 2001 (the "PERSONNEL AGREEMENT"), and the transfer of personnel from Sabre to American contemplated by the Personnel Agreement has been completed effective as of July 1, 2001.

         5.17-A   NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this Article V-A, Article V or in the other Transaction Documents, neither the Seller, the Seller Parent nor any other Person makes any express or implied representation or warranty on behalf of the Seller, the Seller Parent or the Selling Subsidiaries, and the Seller and the Seller Parent hereby disclaim any such representation or warranty whether by the Seller, the Seller Parent or any of their Affiliates, officers, directors, employees, agents or representatives or any other Person.

                                   APPENDIX B

                                  ARTICLE VI-A
       ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT

         Except as set forth in the Buyer Disclosure Schedule, the Buyer and the Buyer Parent jointly and severally represent and warrant to the Seller and the Seller Parent as of the date of the Second Amendment as follows:

         6.1-A    POWER; AUTHORITY; ENFORCEABLE OBLIGATIONS

         The Buyer Parent has full corporate power and authority to enter into and perform its obligations under the First Amendment and the Second Amendment and to carry out the transactions contemplated by the First Amendment and the Second Amendment. The Buyer has full limited liability company power and authority to enter into and perform its obligations under the First Amendment and the Second Amendment and to carry out the transactions contemplated by the First Amendment and the Second Amendment. Each of the Buyer and the Buyer Parent has taken all action required by Law, its certificate of incorporation and bylaws (or other formation and governance documents) or otherwise to authorize the execution and delivery of the First Amendment and the Second Amendment, the performance by the Buyer and the Buyer Parent of their respective obligations under the First Amendment and the Second Amendment and the consummation by the Buyer and the Buyer Parent of the transactions contemplated by the First Amendment and the Second Amendment. Each of the First Amendment and the Second Amendment has been duly executed and delivered by the Buyer and the Buyer Parent. Each of the First Amendment and the Second Amendment is a valid and binding agreement of the Buyer and the Buyer Parent enforceable against the Buyer and the Buyer Parent in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

         6.2-A    NO CONFLICTS

         None of the (1) execution or delivery by the Buyer or the Buyer Parent of the First Amendment or the Second Amendment, (2) performance by the Buyer or the Buyer Parent of its obligations under the First Amendment or the Second Amendment or (3) consummation by the Buyer, the Buyer Parent or any Buying Subsidiary of the transactions contemplated by the First Amendment or the Second Amendment will: (i) require the Buyer, the Buyer Parent or any Buying Subsidiary to obtain the Consent of, or deliver any notice, filing or application to, any governmental, administrative or regulatory authority (whether federal, state, local or foreign) or any other Person with respect to the transfer of the Additional Transferred Assets, the assumption of the Additional Assumed Liabilities, or the performance of any obligations under any other

Transaction Document, other than (x) filings pursuant to the HSR Act or any similar Law, (y) the Consents identified under the heading "Additional Consents" in Section 6.3 of the Buyer Disclosure Schedule ("ADDITIONAL BUYER CONSENTS") and (z) compliance with any state bulk sales law, any factory closing law or any similar Law; (ii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or bylaws (or other formation or governance documents), each as amended to date, of the Buyer, the Buyer Parent or any Buying Subsidiary, or (iii) violate any term of any Law applicable to the Buyer, the Buyer Parent or any Buying Subsidiary or any of their respective properties or assets (but in no event does the Buyer or the Buyer Parent make any representation or warranty under the First Amendment or this Second Amendment regarding non-infringement of any intellectual property rights).

         6.3-A    NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this Article VI-A, Article VI or in the other Transaction Documents, neither the Buyer, the Buyer Parent nor any other Person makes any express or implied representation or warranty on behalf of the Buyer or the Buyer Parent, and the Buyer and the Buyer Parent hereby disclaim any such representation or warranty whether by the Buyer, the Buyer Parent or any of their Affiliates, directors, officers, employees, agents or representatives or any other Person.